               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                         Gradco Systems, Inc.
 ......................................................................
           (Name of Registrant as Specified In Its Charter)

                         Gradco Systems, Inc.
 ......................................................................
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and Exchange Act 0-11.

  1)  Title of each class of securities to which transaction applies:
  ..................................................................

  2)  Aggregate number of securities to which transaction applies:
  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.
  ..................................................................

  4)  Proposed maximum aggregate value of transaction:
  ...................................................................

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:
  ......................................

  2)  Form, Schedule or Registration Statement No.:
  ......................................

  3)  Filing Party:
  ......................................

                               GRADCO SYSTEMS, INC.
                               --------------------

                             NOTICE OF ANNUAL MEETING

                         To Be Held on September 22, 1995
                               --------------------

To the Holders of the Common Stock:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of GRADCO SYSTEMS, INC. will be held on September 22, 1995 at 10:00 a.m. local time, at The Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada.
     The purposes of the meeting are as follows:
     1.  To elect five directors of the Company to serve a term of one year;
     2. To transact such other business as may properly be brought before the meeting.
     Stockholders of record as of the close of business on August 15, 1995 will be entitled to vote at said meeting.
     Enclosed is a copy of the Company's Report on Form 10-K for the fiscal year ended March 31, 1995 (excluding exhibits), and Letter to Shareholders, which comprise the Company's 1995 Annual Report to Stockholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed proxy in the enclosed envelope.

                                                  By Order of the Board of
                                                    Directors


                                                  Bernard Bressler
                                                  Secretary
August 22, 1995

                             GRADCO SYSTEMS, INC.
                          3753 Howard Hughes Parkway
                                   Suite 200
                            Las Vegas, Nevada 89109
                            -----------------------

                  PROXY STATEMENT FOR HOLDERS OF COMMON STOCK
                            -----------------------

This Proxy Statement is furnished to stockholders of GRADCO SYSTEMS, INC. (the "Company" or "Gradco") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. Such meeting will be held on September 22, 1995, at 10:00 a.m., local time, at The Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada, for the purposes set forth in the Notice of Meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to stockholders on August 22, 1995.
     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy is in ballot form and each stockholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying Notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposal will be presented by the Board of Directors of the Company. Where a choice is specified with respect to the proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Martin E. Tash and Bernard Bressler.

                        VOTING SECURITIES OUTSTANDING
     Stockholders of record entitled to vote will be determined as of the close of business on August 15, 1995. At that date, there were outstanding and entitled to vote 7,798,909 shares of Common Stock of the Company. Each share of Common Stock entitles the holder thereof to one vote.
     Set forth below is information concerning persons known to the Company to be beneficial owners of more than 5% of the Common Stock of the Company as of August 15, 1995:
                                       Amount and
                                       Nature of
                 Name and Address of   Beneficial   Percentage
Title of Class   Beneficial Owner      Ownership     of Class
- --------------   -------------------   ----------   ----------

Common Stock,    Plenum-Tash Group
no par value     233 Spring Street      1,213,672(1)   15.5%
                 New York, NY 10013

                 Dimensional Fund         563,549(2)    7.2%
                 Advisors, Inc.
                 1299 Ocean Avenue
                 11th Floor
                 Santa Monica, CA 90401

                 Ryback Management        575,700(3)    7.4%
                 Corporation
                 7711 Carondelet Avenue
                 Box 16900
                 St. Louis, MO 63105


_______________
(1) As set forth in their joint statement on Schedule 13D dated December 1, 1989, and amendments thereto through January 3, 1991, Plenum Publishing Corporation, Martin E. Tash and his wife Arlene S. Tash constitute a "group" as defined in Rule 13d-5(b)(1) under the Securities and Exchange Act of 1934, since Plenum, on the one hand, and Mr. and Mrs. Tash, on the other hand, have agreed to act together for the purpose of voting the securities of the Company held by them, and in general to act together for the purpose of acquiring and disposing of such securities (although it is understood that, at any given time, a purchase or sale may be effected by one such party without the effectuation of a purchase or sale by the other party). Pursuant to said Rule, the Group is therefore deemed the beneficial owner of the shares held by each of its members.

     The Group beneficially holds 1,213,672 shares of Common Stock of the Company (including for this purpose currently exercisable options held by Mr. Tash to purchase 50,000 shares). Plenum Publishing Corporation has sole voting and dispositive power as to 913,000 shares owned solely by it, representing 11.7% of the outstanding stock, and Martin E. Tash has sole voting and dispositive power as to 80,672 shares owned solely by him (35,414 shares of which are held by a Private Profit Sharing Plan of which Mr. Tash is sole beneficiary) which, together with his currently exercisable options, represent 1.7% of the outstanding stock. Mr. Tash and his wife, Arlene S. Tash, have shared voting and dispositive power as to 170,000 shares owned jointly by them, representing 2.2% of the outstanding stock. The shares which may be acquired upon exercise of the options held by Mr. Tash have been deemed outstanding for the purpose of computing his individual percentage ownership of outstanding shares and the percentage owned by the Group as set forth in the table, but not for the purpose of computing the percentage owned by any other party. Plenum has disclaimed beneficial ownership of the shares owned by Mr. and Mrs. Tash, they have disclaimed beneficial ownership of the shares owned by Plenum, and Mrs. Tash has disclaimed beneficial ownership of the shares owned solely by Mr. Tash. The Group may be deemed to have obtained control of Gradco in October 1990 when its nominees were elected as a majority of Gradco's Board of Directors. The Group may be deemed to continue to have control due to the fact that the entire Board now consists of five persons designated as nominees at the request of the Group.

(2) As set forth in Amendment No. 3 to Statement on Schedule 13G dated January 30, 1995, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 563,549 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) As set forth in Statement on Schedule 13G, dated January 25, 1995, Ryback Management Corporation ("Ryback"), a registered investment advisor, has sole voting and dispositive power as to 575,700 shares as of December 31, 1994. 470,000 of such shares are held by Lindner Bulwark Fund, a registered investment company, and 105,700 are managed by Ryback.

                            ELECTION OF DIRECTORS

Nominees for Directors.
- ----------------------

     The By-laws of the Company provide for a Board of Directors consisting of five (5) persons who are elected to serve until the next annual meeting and until their successors are elected and have qualified.
     Proxies solicited herein will be voted (unless authority is withheld) for the election, as directors of the Company, of the five nominees named in the following table, who will hold office until the Annual Meeting to be held in 1996, and until their respective successors are elected and have qualified.
The nominees comprise the current Board of Directors and were elected by a vote of stockholders at a meeting in September 1994 at which proxies were solicited.
     Management has no reason to expect that any of these nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees, as may be determined by the Board of Directors.
     In accordance with the laws of the State of Nevada and the Company's By-laws, the election of directors requires a plurality of the votes cast.
Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.
     The following table sets forth the names, ages, principal occupations and other information regarding management's nominees for director, and the executive officers of the Company. Unless otherwise indicated, the term of office of all executive officers expires at the Annual Meeting.

                    Year First
                    Became a
Name                Director                  Business Experience
- ----                ----------                -------------------

Martin E. Tash,       1990         Mr. Tash has been Chairman of the Board
age 54                             and Chief Executive Officer of the Company
Chairman of the                    since October 1990, and President of the
Board, Chief                       Company since October 1991.  Mr. Tash is
Executive Officer,                 also Chairman of the Board and President of
and President                      Plenum Publishing Corporation, a position
                                   he has held since July 1977.

Harland L. Mischler,  1990         Mr. Mischler has been Chief Financial
age 63                             Officer and a director of the Company since
Executive Vice                     October 1990, and Executive Vice President
President, Chief                   of the Company since October 1991. He is a
Financial Officer,                 certified public accountant.  Mr. Mischler
and Director                       served as Vice President, Controller and
                                   Treasurer of Hobart Corporation from 1966 to 1981. From 1981 to 1984 he was Vice
                                   President of Finance of Bausch & Lomb, Inc.
                                   At that time he purchased, with another, Applied Research Laboratories, Inc., an analytical instrument company, in a leveraged buyout from Bausch & Lomb. After such company was sold profitably in 1986, Mr. Mischler founded HLM Capital Resources,
                                   Inc., a private investment and holding
                                   company of which he is President and
                                   Chairman.

Bernard Bressler,     1990         Mr. Bressler has been Secretary and a
age 67                             director of the Company since October 1990
Secretary, Treasurer               and Treasurer of the Company since April
and Director                       1992. He has been a practicing attorney
                                   since 1952, and is presently a member of the firm of Bressler, Amery & Ross, P.C., counsel to the Company. Mr. Bressler is also a director of Plenum Publishing
                                   Corporation.

Robert J. Stillwell,  1991         Mr. Stillwell has been a director of the
age 59                             Company since October 1991.  Mr. Stillwell
Director                           owns and operates the Robert J. Stillwell
                                   Agency, Inc., an independent life and health insurance agency which he founded over 20 years ago. In 1985, Mr. Stillwell founded and is the principal owner of Service
                                   Concepts Unlimited, Inc.

Thomas J. Burger,     1993         Mr. Burger has been a director of the
age 48                             Company since October 1993.  He is
Director                           Associate Senior Vice President of NEC
                                   NEC America Inc. (a position he has held since July 1993), and is responsible for the sale and marketing of its business telephone systems throughout the United
                                   States. Prior thereto, he was President and a director of two wholly-owned subsidiaries of NEC America Inc., which conducted the sales, installation and maintenance of NEC communication systems and networks in the Central, South and Western
                                   United States.  From August 1988 to December
                                   1989 Mr. Burger was President and a director of Marcom Communications Inc. After he reorganized its telecommunication subsidiary, the subsidiary was sold to NEC
                                   America and he became an employee of NEC.
                                   In July 1987 Mr. Burger founded Astra
                                   Services Inc., a computer company providing various software development services to the communications industry. Astra Services was was sold profitably in 1992. From 1973 to 1987 Mr. Burger was employed in various capacities by Telecom Plus International
                                   Inc., one of the major independent
                                   interconnect companies in the U.S. He became
                                   President in 1980, a position he held until May 1987 when the company was sold to Siemens Communications.

Masakazu (Mark)        --          Mr. Takeuchi has been President of Gradco
Takeuchi, (1)                      (Japan) Ltd. ("GJ") since 1989 and a
age 58                             director of GJ since 1988.  He is also
President and Director             President and a director of Gradco (USA)
of Gradco (Japan) Ltd.             Inc.  He was Senior Vice President of Far
                                   East Operations and New Business Development of the Company from August 1988 to October
                                   1990, and a director of the Company from March 1990 until October 1990. Mr. Takeuchi was also Chairman of GJ from August 1988 until December 1988. Previously, from 1961,
                                   Mr. Takeuchi was employed by C. Itoh & Co.
                                   Ltd. in various positions

Akira (Tony)           --          Mr. Shinomiya has been Chief Financial
Shinomiya, (1)                     Officer and a director of GJ since January
age 52                             1989.  From 1987 to 1988, he served as
Chief Financial                    deputy General Manager of C. Itoh
Officer and Director               Electronics Corp. and from September 1985
of Gradco (Japan) Ltd.             through 1986 he was Section Manager of the
                                   Electronics Division of C. Itoh & Co. Ltd.
                                   From 1975 to 1985 he was Vice President of
                                   C. Itoh Electronics Inc. in Los Angeles,
                                   California.

_____________________

(1) Masakazu (Mark) Takeuchi and Akira (Tony) Shinomiya, who are listed in the table, are executive officers of Gradco (Japan) Ltd. ("GJ"), the Company's majority-owned Japanese subsidiary. The Company's primary business is conducted through GJ. Due to the significance of the role of Messrs. Takeuchi and Shinomiya in managing the operations of GJ and conducting its relationship with the Company, information regarding them has been included in various portions of this Proxy Statement. However, the inclusion of such information under references to "executive officers of the Company" is not an acknowedgement that Messrs. Takeuchi and Shinomiya may be so characterized, since they are not employed by the Company nor do they perform a policy-making function for the Company.

     The term of office of Messrs. Takeuchi and Shinomiya expires at the ordinary general shareholders meeting of GJ for fiscal 1996, to be held in June 1996.


                       EQUITY SECURITIES OWNERSHIP OF
                                 MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company by each director, each of the executive officers named in the Summary Compensation Table set forth below, and by all officers and directors as a group (7 persons), as of August 15, 1995.

                                                Amount and
                                                Nature of
                 Name and Address of            Beneficial      Percentage
Title of Class   Beneficial Owner               Ownership      of Class (1)
- --------------   -------------------            ----------     ------------

Common Stock,    Martin E. Tash                 1,213,672 (2)      15.5%
no par value     233 Spring Street
                 New York, NY 10013

                 Harland L. Mischler              131,932 (3)       1.7%
                 7900 Glades Road
                 Boca Raton, FL 33434

                 Bernard Bressler                  15,000 (4)        *
                 17 State Street
                 New York, NY  10004

                 Robert J. Stillwell                7,500 (5)        *
                 1009 N. Bethlehem Pike
                 Springhouse, PA 19477

                 Thomas J. Burger                   5,000 (5)        *
                 1555 West Walnut Hill Lane
                 Irving, Texas  75038

                 Masakazu (Mark) Takeuchi          18,000 (6)        *
                 Shibuya-ku, Tokyo 150 Japan

                 Akira (Tony) Shinomiya             6,000 (7)        *
                 Shibuya-ku, Tokyo 150 Japan

                 All Officers and Directors     1,397,104 (8)      17.6%
                 as a Group comprising the 7
                 persons shown above)

* Less than 1%
_______________
(1) In each instance where a named individual is listed as the holder of a currently exercisable option, the shares which may be acquired upon exercise thereof have been deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but not for the purpose of computing the percentage owned by any other person, except the group referred to in note (8).

(2) Mr. Tash, his wife Arlene S. Tash, and Plenum Publishing Corporation, are members of the Plenum-Tash Group. The shares shown above include all shares beneficially owned by the Group, including currently exercisable options to purchase 50,000 shares of Gradco stock held by Mr. Tash. See note (1) to the table in section, VOTING SECURITIES OUTSTANDING, for a breakdown of such ownership among the Group's members. Mr. Tash disclaims beneficial ownership of the 913,000 shares owned by Plenum.

(3) Includes 51,932 shares owned directly by HLM Capital Resources, Inc., a private investment and holding corporation, of which Mr. Mischler is President, Chairman and major shareholder, and 30,000 shares owned directly by Mr. Mischler. Also includes currently exercisable options granted to Mr. Mischler to purchase 50,000 shares of the Company's stock.

(4) Includes 12,000 shares owned directly by Mr. Bressler and 3,000 shares held for Mr. Bressler in an individual retirement account.

(5) Represents shares which may be acquired upon the exercise of currently exercisable options.

(6) See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above. The number of shares shown above represents those which are subject to currently exercisable options held by Mr. Takeuchi.

(7) See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above. The number of shares shown above represents those which are subject to currently exercisable options held by Mr. Shinomiya.

(8) Number of shares and percentage owned includes 136,500 shares which may be acquired through exercise of currently exercisable options held by certain of such persons individually named. Number of outstanding shares for purpose of computation of percentage of ownership by the group includes such shares.

              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee. The members of the Committee currently are Harland L. Mischler (Chairman), Robert J. Stillwell and Thomas J. Burger. The functions of the Committee include the recommendation to the Board of independent auditors for the annual audit of the Company, and the discussion and review of the audit work with the auditors so appointed. The Audit Committee met once during the last fiscal year.
     The Board of Directors has no Nominating Committee or Compensation
Committee.
     The Board of Directors met four (4) times during the last fiscal year.
Mr. Burger attended two of the meetings; the other two were held in Las Vegas, Nevada during the same week in September 1994, and he was unable to attend either of them. Each of the other directors attended all of the meetings.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table.
- --------------------------
     The following table sets forth all compensation awarded to, earned by or paid to the following persons through August 15, 1995 for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended March 31, 1995, 1994 and 1993: (1) the Company's Chief Executive Officer, and (2) each of the other executive officers whose total compensation for the fiscal year ended March 31, 1995 required to be disclosed in column (c) below exceeded $100,000:
                          SUMMARY COMPENSATION TABLE
                          --------------------------

(a)                                   (b)       (c)(1)(2)
Name and
Principal Position                    Year      Salary ($)
- ------------------                    ----      ----------

Martin E. Tash                        1995        125,000
Chairman of the                       1994        125,000
Board, President                      1993        125,000
and Chief Executive
Officer

Masakazu (Mark) Takeuchi              1995        295,800
President,                            1994        261,055
Gradco (Japan) Ltd.                   1993        226,110

Akira (Tony) Shinomiya                1995        260,520
Chief Financial Officer               1994        229,418
Gradco (Japan) Ltd.                   1993        198,708

_______________
(1) With regard to Mr. Tash, the amounts shown in this column represent compensation for special services rendered as a director.

(2) With regard to Messrs. Takeuchi and Shinomiya, the amounts shown in this column represent compensation paid to such individuals for services as executive officers of Gradco (Japan) Ltd. See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above. All such compensation was paid in yen by GJ and is translated into dollars at year-end exchange rates on the above table. When measured in yen, there was no increase in compensation from 1993 to 1994 and a 3% increase from 1994 to 1995.

Stock Option Plans.
- ------------------
     Gradco has a 1988 Stock Option Plan providing for the grant of options which either do or do not qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. Any officer, director or key employee of Gradco or any of its subsidiaries, in the discretion of the Stock Option Committee, may be designated to receive options under this plan. The 1988 Plan provides for the issuance of up to 350,000 shares of Gradco common stock upon exercise of stock options (subject to adjustment in the event of a stock split, stock dividend, consolidation, reorganization, or comparable change in Gradco's capital structure). Gradco also has a 1982 Incentive Stock Option Plan designed to satisfy Internal Revenue Code requirements relating to "incentive stock options". The 1982 plan, which provided for the issuance of up to 550,000 shares of Gradco stock upon exercise of stock options, terminated on December 31, 1991 in accordance with its terms. Thus, no additional options may be granted thereunder, but the termination does not affect the validity of outstanding options.
     The Gradco stock option plans are administered by the Stock Option Committee appointed by the Board of Directors. Bernard Bressler and Robert J. Stillwell currently comprise the Stock Option Committee. Since no new options may be issued under the 1982 Plan, the Committee's powers under such Plan will be limited to such administrative matters as may arise with regard to currently outstanding options (which cover 4,410 shares).
     Subject to limitations contained in the 1988 Plan, the Committee determines the optionees, option prices, number of shares subject to such options, the duration of each option (the plans specify a maximum of 10 years from date of grant or five years for 10% shareholders), the dates of grant, and the schedule for exercise of each option. The option price is determined by the Stock Option Committee at the time the option is granted, but in the case of incentive stock options within the meaning of Section 422A of the Internal Revenue Code, shall not be less than fair market value of the stock at that time. The Gradco plans provide that the option price may be paid in cash or in the form of shares of Gradco common stock, subject to the power of the Stock Option Committee in its discretion to impose restrictions on an optionee's right to exercise an option with shares of Gradco common stock. The options are subject to forfeiture upon termination of employment except by reason of death, disability or retirement in which event the options may continue to be exercised for a limited period. Currently, options for 319,500 shares are outstanding under the 1988 Plan and 11,500 shares are available for issuance upon exercise of options which may be granted in the future.
     During the last fiscal year, no options under the 1982 or 1988 Plan were granted to or exercised by the executive officers named in the SUMMARY COMPENSATION TABLE (above).
     The following table sets forth the number of unexercised options held at March 31, 1995 by each of the aforesaid named executive officers. All of such options were exercisable at that date. The exercise price in each case is equal to the closing price of the Company's Common Stock on NASDAQ on the date that the option was granted. The exercise price of the options held by Messrs. Takeuchi and Shinomiya was above the fair market value of the underlying shares at fiscal year-end (determined as the closing price of the Company's Common Stock on NASDAQ on 3/31/95). Therefore, such options were not "in-the-money" at fiscal year-end. The aggregate dollar value of the options held by Mr. Tash at 3/31/95 (determined as the difference between the fair market value and the exercise price of the underlying shares at that date) was $18,750.

                              Number of Unexercised Options
Name                          at Fiscal Year-End
- ----                          -----------------------------

Martin E. Tash                       50,000
Masakazu (Mark) Takeuchi(1)          18,000
Akira (Tony) Shinomiya(1)             6,000
_______________

(1) Messrs. Takeuchi and Shinomiya are executive officers of Gradco (Japan) Ltd. See note 1 to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above.

Retirement Plan (GJ).
- --------------------
     In June 1994, GJ adopted a retirement plan providing that, subject to approval by GJ's shareholders at the time of proposed payment, a retirement allowance be paid by GJ to a member of GJ management who retires after his term of office or by reason of reaching his mandatory retirement age. The amount of the retirement allowance is determined by a formula multiplying (1) the monthly salary at the time of retirement, by (2) the number of years served, by (3) a factor which varies depending upon the office held by the eligible individual. Each of Messrs. Takeuchi and Shinomiya is eligible for payments under this Plan upon his retirement.

Compensation of Directors.
- -------------------------
     Each director who is not also an officer receives a fee of $1,250 for each quarter in a fiscal year during which he serves in such position. Accordingly, Mr. Stillwell and Mr. Burger each received $5,000 for the 1995 fiscal year.
     Martin E. Tash (the Company's President and Chairman of the Board) received $125,000 in cash for special services rendered to the Company as a director during the fiscal year ended March 31, 1995. This amount is included in the SUMMARY COMPENSATION TABLE, above.
     HLM Capital Resources, Inc., a closely-held corporation controlled by Harland L. Mischler (the Company's Executive Vice President and Chief Financial Officer), received $70,000 in cash for providing to the Company special services rendered by Mr. Mischler as a director during the fiscal year ended March 31, 1995.
     All directors (and Messrs. Tash, Mischler and Bressler in their capacity as officers as well) are eligible to receive options under the 1988 Stock

Option Plan. See table under STOCK OPTION PLANS, above, as to options held by Mr. Tash as of March 31, 1995. As of that date, Mr. Mischler held options for 50,000 shares, Mr. Stillwell held options for 7,500 shares and Mr. Burger held options for 7,500 shares.
     Bernard Bressler, a practicing attorney, receives compensation based on his usual hourly rate for attendance at Board meetings.

Indemnification.
- ---------------
     The Company's By-laws provide that it shall, to the fullest extent permitted by the Nevada General Corporation Law, indemnify any person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director, officer, employee or agent of the Company. Accordingly, all current officers and directors of the Company are entitled to indemnification by the Company under this provision. In addition, Masakazu (Mark) Takeuchi, who served as an officer and director of the Company during 1990, and James P. Owens, who served as an officer of the Company from 1989 until April 1992, each is entitled to indemnification under such provision based on his activities in such capacity. Mr. Takeuchi is currently President of Gradco (Japan) Ltd. and Mr. Owens is Vice President, Finance and Administration, of Gradco (USA) Inc.

Compensation Committee Interlocks and Insider Participation.
- -----------------------------------------------------------
     The Company's Board of Directors has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by the Board. During the fiscal year ended March 31, 1995, the officers of the Company participating in the Board's deliberations concerning executive compensation were Martin E. Tash, Harland L. Mischler and Bernard Bressler (who are members of the Board).
     During the fiscal year ended March 31, 1995, Martin E. Tash (an executive officer of the Company) served as a member of the Board of Directors of Plenum Publishing Corporation ("Plenum"). Plenum has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by its Board. Mr. Tash is an executive officer of Plenum and is the only such executive officer who also served on the Company's Board. Bernard Bressler (Secretary and a director of the Company) is an officer and director of Plenum, but he is not an executive officer of either entity.
     During the period since April 1, 1994 (the beginning of the Company's last fiscal year), there were no transactions between the Company and Plenum of the type required to be disclosed under the section, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Board Report on Executive Compensation
- --------------------------------------
     The Board of Directors of the Company, currently consisting of five members, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The executive officers of the Company (Messrs. Tash and Mischler) are members of the Board. While Messrs. Takeuchi and Shinomiya are listed in the SUMMARY COMPENSATION TABLE for informational purposes, they are considered to be executive officers of Gradco (Japan) Ltd. ("GJ") and not of the Company; their compensation is paid by GJ and is determined by GJ's Board of Directors.
     It is the current policy of the Company's Board of Directors to compensate those directors of the Company who are also executive officers (i.e., Messrs. Tash and Mischler) only for their special services rendered as directors, and not for their services as officers, PER SE. This policy has been implemented as a means of saving costs for the Company in an area in which it might otherwise have to expend substantial sums in order to pay said executive officers, as such, at a level commensurate with their levels of authority. Messrs. Tash and Mischler (who became directors and officers in October 1990) have thus far been willing to serve on this basis. Their activities as officers are performed part time, and they are not separately compensated for them.
     The compensation paid to Messrs. Tash and Mischler during the fiscal year ended March 31, 1995 is in recognition of their extraordinary services as directors in connection with, among other matters, the continuing implementation of cost efficiencies, the settlement of the Company's litigation with Keith Stewart and other former officers of the Company, and the defense of the Hamma and DuBois lawsuits against the Company. Because this compensation is for special services as a director, rather than services as an executive officer, it is not related to corporate performance factors, and the discussion of said factors, which would otherwise be required by this item, has therefore not been included.
          Gradco Systems, Inc. Board of Directors

               Martin E. Tash, Chairman
               Bernard Bressler
               Harland L. Mischler
               Robert J. Stillwell
               Thomas J. Burger

Performance Graph
- -----------------
     Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Gradco Common Stock with the cumulative total return of the NASDAQ Stock Market (US & Foreign) Index and with the cumulative total return of an index comprised of a group of peer issuers, selected by the Company, in its industry, over the five-year period ending on March 31, 1995.

                   Comparison of Five Year Total Return (1)

Total Return Index for:  3/30/90  3/28/91  3/31/92  3/31/93  3/31/94  3/31/95
- -----------------------  -------  -------  -------  -------  -------  -------
Gradco Systems, Inc.      100.0     50.7     34.3     22.4     25.4     40.3
NASDAQ (US & Foreign)     100.0    113.8    145.1    166.6    180.8    198.1
Peer Group                100.0     86.9    108.2    133.5    111.8     92.7

(1) Total return assumes reinvestment of dividends.
     It is assumed in the graph that $100 was invested in the Common Stock of the Company, in the stock of the companies in the NASDAQ Stock Market (US & Foreign) Index, and in the stocks of the companies comprising the peer group index, on March 30, 1990, and that all dividends received within a quarter were reinvested in that quarter. The issuers selected by the Company for inclusion in the peer group index are: Check Technology Corp., CSP, Inc., Datasouth Computer Corp., Gateway Industries, Inc., Liuski International, Inc., Mitek Systems, Inc., NDC Automation, Inc., PCC Group, Inc., Personal Computer Products, Inc., and Random Access, Inc.
     The NASDAQ Stock Market (US & Foreign) and peer group indices were prepared by the Center for Research in Security Prices.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships
- ------------------------------
     Bernard Bressler, Secretary, Treasurer and a director of the Company, is a member of the law firm of Bressler, Amery & Ross, P.C., counsel to the Company. During the 1995 fiscal year, the Company paid legal fees of $75,700 to such firm.

Indebtedness of Management
- --------------------------
     Messrs. Takeuchi and Shinomiya are indebted to the Company in the respective approximate amounts of $243,000 and $170,000 (translated from yen at fiscal year-end exchange rate) under non-interest bearing promissory notes delivered by them in connection with the purchase of GJ stock from the Company in March 1991. These notes will be cancelled in September 1995, in accordance with their terms, since an initial public offering by GJ will not have occurred as of that date. The cancellation will have no effect on the Company's earnings, since the gain on the sale of the stock, to the extent represented by the notes, was deferred pending their payment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Price Waterhouse LLP are the independent certified public accountants who audited the Company's financial statements for the fiscal year ended March 31, 1995. The Board of Directors has not yet selected auditors for the current fiscal year; the Board believes that it will be appropriate to do so at a later date, closer to the time when the audit is to be conducted, so that the selection can be made in the context of the Company's specific requirements at that time.
     It is not expected that representatives of Price Waterhouse LLP will be present in person at the Annual Meeting. However, it is expected that such representatives will be available by telephone during the meeting to answer appropriate questions of stockholders.

                                 MISCELLANEOUS

Transaction of Other Business.
- -----------------------------
     As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Stockholder Proposals.
- ---------------------
     In order for stockholder proposals to be presented at the 1996 Annual Meeting of Stockholders, to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Las Vegas, Nevada prior to April 26, 1996.

                           SOLICITATION OF PROXIES
     The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and stockholders are urged to send their proxies without delay.

                              By Order of the Board of Directors



                              MARTIN E. TASH
                              Chairman


Dated:  Las Vegas, Nevada
        August 22, 1995

PROXY

                             GRADCO SYSTEMS, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS

               For use at the September 22, 1995 Annual Meeting


     The undersigned hereby appoints Martin E. Tash and Bernard Bressler, as Proxies, and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows regarding the election of directors:


_____   FOR all nominees listed      _____   WITHHOLD AUTHORITY
        below (except as indicated           to vote for all
        to the contrary below)               nominees listed
                                             below

Nominees: Martin E. Tash, Harland L. Mischler, Bernard Bressler, Robert J. Stillwell, Thomas J. Burger.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________________________________

and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of GRADCO SYSTEMS, INC. to be held at The Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada at 10:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.


                        (Continued on the reverse side)


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE MANAGEMENT SLATE OF DIRECTORS.


                                             Date:_________________________


                                             Signature:____________________


                                             Print Name:___________________


                                             Signature:____________________
                                                         (if jointly held)

IMPORTANT: Please sign exactly as name appears here. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.